SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 15, 2002

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS

In a press release dated June 13, 2002, Mellon Financial Corporation (the “Corporation”) stated that it would voluntarily report on Form 8-K all open market purchases and sales, option exercises and awards, stock grants, fund transfers within the 401(k) Plan and gifts other than those among family members by its executive officers and directors. Attached hereto as Exhibit 99.1 is a summary of the one such transaction that occurred during the week of August 12, 2002.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Specified Transaction of Michael A. Bryson, Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: August 20, 2002	By: /s/ MICHAEL A. BRYSON
Michael A. Bryson
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Specified Transaction of Michael A. Bryson, Chief Financial Officer	Filed herewith